Execution Copy

AMENDMENT TO

CONFIRMATION

BETWEEN

CANADIAN IMPERIAL BANK OF COMMERCE

AND

MAX RE LTD.

Effective as of February 28, 2005

February 28, 2005

Max Re Ltd.
Attention: Keith S. Hynes/N. James Tees
Telephone: (441) 296-8800
Facsimile: (441) 296-8811

Gentlemen:

This letter (this “Amendment”) amends, effective as of February 28, 2005 (the “Amendment Effective Date”), the Confirmation dated November 9, 2004, Reference # NY OT00146 (the “Confirmation”) regarding the total return swap transaction between Canadian Imperial Bank of Commerce (“CIBC”) and Max Re Ltd. (“Counterparty”), a copy of which is attached hereto as Annex A. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the original Confirmation. All references in the original Confirmation to the “Confirmation” shall, from and after the Amendment Effective Date, be deemed to mean the Confirmation, as amended by this Amendment.

1. Amendments.

The Confirmation is hereby amended as follows:

(a)	Section 2 of the Confirmation is amended by deleting and replacing the definition of “Termination Date” under the heading “GENERAL TERMS” with the following:

“Termination Date:	February 28, 2007, subject to adjustment in accordance with the Modified Following Business Day Convention.”

(b)	Section 2 of the Confirmation is amended by deleting and replacing the definition of “Spread” under the heading “FLOATING AMOUNTS PAYABLE BY COUNTERPARTY” with the following:

“Spread:	0.90% prior to February 28, 2005, and 0.85% thereafter”

(c)	Section 8 of the Confirmation is amended by deleting the second paragraph thereof under the heading “Optional Early Termination”.

2. Representations and Warranties.

Each of the parties to this Amendment hereby represents that it is duly authorized and empowered to execute, deliver and perform this Amendment and that such action does not conflict with or violate any provision of law, rule or regulation, contract, deed of trust, or other instrument to which it is a party or to which any of its property is subject, and that this Amendment is a valid and binding obligation of such party, enforceable against it in accordance with its terms.

3. Notices.

Any communications or notices provided for in this Amendment shall be sent to CIBC and Counterparty in writing to the addresses and in the manner set forth in the Schedule to the ISDA Master Agreement, dated as of February 18, 2003, as amended, which was entered between the Parties hereto and to which the Confirmation is subject (the “Schedule”), or to such other addresses as the parties may direct by written notice under the Schedule.

4. Counterparts.

This Amendment may be executed in any number of counterparts, all of which taken together and when delivered to the other party shall constitute one and the same instrument.

5. Headings.

Headings are inserted for convenience and shall not by themselves determine the interpretation of this Amendment.

6. No Other Amendments.

Except as set forth herein, the Confirmation remains in full force and effect.

7. Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine.

[Signature page follows]

Kindly confirm that this Amendment accurately reflects our entire understanding by signing and returning a counterpart of this letter.

Very truly yours,

CANADIAN IMPERIAL BANK OF COMMERCE

By:

Name:
Title:

Confirmed as of the Amendment Effective Date:

MAX RE LTD.

By:

Name:

Title:ANNEX A